Exhibit 99.1

Fitbit Reports $409M Q315 Revenue; Raises Guidance to $1.77 to $1.80B FY15 Revenue
Non-GAAP Gross Margin Increases Sequentially to 48.3%

SAN FRANCISCO – November 2, 2015 – Fitbit, Inc. (NYSE:FIT) the leader in the connected health and fitness market, today reported revenue of $409.3 million, GAAP net income per share of $0.19, non-GAAP net income per share of $0.24 and adjusted EBITDA of $85.0 million, for its third quarter of 2015.

“Revenue of $409 million increased 168% year-over-year, exceeding the high end of our guidance, and adjusted EBITDA nearly doubled,” said James Park, Fitbit co-founder and CEO. “Fitbit’s third quarter results demonstrated the continued rapid growth of the Fitbit platform and our team’s ability to execute on the tremendous opportunity we see globally, as we help people reach their health and fitness goals.”

Third Quarter 2015 Financial Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages and per share amounts	2014	2015	2014	2015
GAAP Results
Revenue	$152.9	$409.3	$375.2	$1,146.4
Gross Margin	54.7%	47.9%	49.8%	48.2%
Net Income	$68.9	$45.8	$92.5	$111.5
Diluted Earnings Per Share	$0.34	$0.19	$0.44	$0.48
Non-GAAP Results
Gross Margin	53.9%	48.3%	55.4%	48.3%
Net Income	$27.1	$59.2	$70.3	$166.7
Diluted Earnings Per Share	$0.13	$0.24	$0.35	$0.72
Adjusted EBITDA	$44.3	$85.0	$115.4	$264.6
Devices Sold	2.3	4.8	5.6	13.1
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Third Quarter 2015 Financial Highlights

•	Sold 4.8 million connected health and fitness devices

•	U.S. comprised 66% of Q3 revenue; APAC 16%, EMEA 12%, and Other Americas 6%

•	U.S. revenue grew 130% year-over-year; APAC 314%, EMEA 282%, and Other Americas 286%

•	Charge, Charge HR and Surge comprised 79% of revenue

•	Q3 Non-GAAP Gross Margin adjusted for international currency impact was 50.8%

•	OpEx comprised 28.6% of revenue in Q315, compared to 26.9% in Q215 and 25.0% in Q314

•	Q315 cash from operations increased 37x to $121.3 million compared to Q314

•	Cash, cash equivalents and marketable securities totaled $575.5 million at September 30, 2015, compared to $64.0 million at September 30, 2014

Third Quarter 2015 and Recent Fitbit Operational Highlights

•	Continued strong market share and competitive position

•	Software updates to Surge, Charge and Charge HR leading into first full holiday season for those devices

•	Enhancements for other regions and cultures, such as integrating Baidu maps in China

•	Addition of Windows 10 integration; supported on more than 200 mobile and computing platforms

•	Marketing campaigns in 20 countries in second half 2015 vs. eight in 2014

•	Added over 20 new enterprise Corporate Wellness customers in the last four months

•	Expansion of global customer service capacity

Outlook and Guidance

Fitbit’s outlook for the fourth quarter of 2015 is as follows:

•	Revenue in the range of $620 to $650 million

•	Non-GAAP gross margin in the range of 48.0 to 49.0%

•	Adjusted EBITDA in the range of $80 to $100 million

•	Non-GAAP diluted net income per share in the range of $0.20 to $0.25

•	Non-GAAP diluted share count between 253 and 255 million

•	Stock-based compensation expense in the range of $18 to $20 million

•	Non-GAAP tax rate of approximately 33%

Fitbit’s outlook for the full year of 2015 is as follows:

•	Revenue in the range of $1.77 to $1.80 billion

•	Non-GAAP gross margin in the range of 48.0 to 48.5%

•	Adjusted EBITDA in the range of $345 to $365 million

•	Non-GAAP diluted net income per share in the range of $0.92 to $0.96

•	Non-GAAP diluted share count between 238 and 239 million

•	Stock-based compensation expense in the range of $44 to $46 million

•	Non-GAAP tax rate of approximately 33%

Lock-Up Release

Fitbit also announces today that Morgan Stanley & Co. LLC, on behalf of the underwriters of Fitbit’s initial public offering in June 2015, at the request of Fitbit, has agreed to release the lock-up restrictions for Fitbit’s employees and consultants as of October 31, 2015 with respect to approximately 2.3 million shares, which represents up to 10% of the shares of Fitbit common stock, options, and restricted stock units held by such employees and consultants. The release will be effective on November 4, 2015. This will allow Fitbit’s employees and consultants an opportunity in 2015 for liquidity prior to commencement of Fitbit’s quarter end blackout period, which would prohibit any sales until that period ends after the earnings release for the fourth quarter of 2015. The lock-up restrictions are scheduled to expire with respect to the remaining shares as originally planned on December 14, 2015.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (913) 981-5530 or (888) 710-3987, access code 7906648. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the fourth quarter 2015 and the full year of 2015 and our global market opportunity. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; any inability to accurately forecast consumer demand and adequately manage our inventory; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; the ability of our channel partners to sell our products; market acceptance of our other products and services beyond wearable devices; the fact that the market for connected health and fitness devices is relatively new and unproven; other litigation; privacy; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption "Risk Factors" in our Prospectus filed pursuant to Rule 424(b) filed with the SEC on June 18, 2015 and our most recently filed Quarterly Report on Form 10-Q, which is available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; adjusted EBITDA; revenue excluding the effect of changes in foreign exchange rates; and non-GAAP gross profit and non-GAAP gross margin excluding the effect of changes in foreign exchange rates. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP gross margin, non-GAAP diluted shares, non-GAAP diluted net income per share, and adjusted EBITDA to their most directly comparable GAAP measures because items that impact these measures are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013 and the first quarter of 2014.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, and the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015.

•
We translated revenue and non-GAAP gross profit derived from non-U.S. dollar based transactions for the three and nine months ended September 30, 2015 using the exchange rates that were effective in the comparable prior year period to calculate revenue, non-GAAP gross profit, and non-GAAP gross margin to exclude the effect of changes in foreign exchange rates.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release.

About Fitbit, Inc. (NYSE:FIT)

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge, Fitbit Charge HR, Fitbit Charge, Fitbit Flex, Fitbit Zip and Fitbit One activity trackers, as well as the Aria Wi-Fi Smart Scale. Fitbit products are carried in over 48,000 retail stores and in 55 countries around the globe.
Fitbit, the Fitbit logo, Fitbit Surge, Fitbit Charge HR, Fitbit Charge, Fitbit Flex, Fitbit One, Fitbit Zip, PurePulse, MobileRun, Aria and FitStar are trademarks, service marks and/or registered trademarks of Fitbit, Inc. in the United States and in other countries. All other trademarks, service marks, and product names used herein are the property of their respective owners.
Connect with us on Facebook or Twitter and share your Fitbit experience.

Investor Contact:
Brad Samson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue	$152,862	$409,262	$375,249	$1,146,428
Cost of revenue	69,257	213,249	188,486	593,664
Gross profit	83,605	196,013	186,763	552,764
Operating expenses:
Research and development	14,945	42,890	35,842	95,808
Sales and marketing	17,539	65,115	42,123	178,672
General and administrative	7,849	20,698	23,909	48,327
Change in contingent consideration	—	—	—	(7,704)
Total operating expenses	40,333	128,703	101,874	315,103
Operating income	43,272	67,310	84,889	237,661
Interest expense, net	(680)	(216)	(1,541)	(1,062)
Other expense, net	(2,816)	(744)	(7,722)	(59,129)
Income before income taxes	39,776	66,350	75,626	177,470
Income tax expense (benefit)	(29,136)	20,516	(16,911)	65,958
Net income	$68,912	$45,834	$92,537	$111,512

Less: noncumulative dividends to preferred stockholders	(1,343)	—	(3,983)	(2,526)
Less: undistributed earnings attributable to participating securities	(52,420)	—	(68,736)	(50,316)
Net income attributable to common stockholders—basic	15,149	45,834	19,818	58,670
Add: undistributed earnings to dilutive participating securities	5,387	—	6,905	7,655
Net income attributable to common stockholders—diluted	$20,536	$45,834	$26,723	$66,325

Net income per share attributable to common stockholders:
Basic	$0.38	$0.22	$0.49	$0.57
Diluted	$0.34	$0.19	$0.44	$0.48
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	40,376	206,657	40,242	102,741
Diluted	61,003	243,660	60,323	136,986

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2014	September 30, 2015
Assets
Current assets:
Cash and cash equivalents	$195,626	$462,280
Marketable securities	—	113,198
Accounts receivable, net	238,859	244,921
Inventories	115,072	276,083
Deferred tax assets	33,555	56,846
Prepaid expenses and other current assets	13,614	21,199
Total current assets	596,726	1,174,527
Property and equipment, net	26,435	35,728
Goodwill	—	22,157
Intangible assets, net	—	12,749
Other assets	9,890	17,296
Total assets	$633,051	$1,262,457
Liabilities, Redeemable Convertible Preferred Stock,
and Stockholders’ Equity
Current liabilities:
Fitbit Force recall reserve	$22,476	$11,659
Accounts payable	195,666	320,195
Accrued liabilities	70,940	98,258
Deferred revenue	9,009	27,077
Income taxes payable	30,631	2,472
Long-term debt, current portion	132,589	—
Total current liabilities	461,311	459,661
Redeemable convertible preferred stock warrant liability	15,797	—
Other liabilities	12,867	18,624
Total liabilities	489,975	478,285

Redeemable convertible preferred stock	67,814	—
Stockholders’ equity
Common stock and additional paid-in capital	7,983	604,344
Accumulated other comprehensive income	37	1,074
Retained earnings	67,242	178,754
Total stockholders’ equity	75,262	784,172
Total liabilities, redeemable convertible preferred stock,
and stockholders’ equity	$633,051	$1,262,457

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Non-GAAP gross profit:
GAAP gross profit	$83,605	$196,013	$186,763	$552,764
Stock-based compensation expense	346	1,351	534	2,622
Impact of Fitbit Force recall	(1,485)	—	20,678	(2,040)
Intangible assets amortization	—	432	—	899
Non-GAAP gross profit	$82,466	$197,796	$207,975	$554,245

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	54.7%	47.9%	49.8%	48.2%
Stock-based compensation expense	0.2	0.3	0.1	0.2
Impact of Fitbit Force recall	(1.0)	—	5.5	(0.2)
Intangible assets amortization	—	0.1	—	0.1
Non-GAAP gross profit as a percentage of revenue	53.9%	48.3%	55.4%	48.3%

Non-GAAP operating expenses:
GAAP operating expenses	$40,333	$128,703	$101,874	$315,103
Stock-based compensation expense	(2,124)	(11,683)	(2,911)	(23,062)
Impact of Fitbit Force recall	(2)	(20)	(4,361)	53
Intangible assets amortization	—	(82)	—	(164)
Change in contingent consideration	—	—	—	7,704
Non-GAAP operating expenses	$38,207	$116,918	$94,602	$299,634

Non-GAAP operating income:
GAAP operating income	$43,272	$67,310	$84,889	$237,661
Stock-based compensation expense	2,470	13,034	3,445	25,684
Impact of Fitbit Force recall	(1,483)	20	25,039	(2,093)
Intangible assets amortization	—	514	—	1,063
Change in contingent consideration	—	—	—	(7,704)
Non-GAAP operating income	$44,259	$80,878	$113,373	$254,611

Non-GAAP net income and net income per share:
Net income	$68,912	$45,834	$92,537	$111,512
Stock-based compensation expense	2,470	13,034	3,445	25,684
Impact of Fitbit Force recall	(1,483)	20	25,039	(2,093)
Revaluation of redeemable convertible preferred
stock warrant liability	1,626	—	6,821	56,655
Intangibles assets amortization	—	514	—	1,063
Change in contingent consideration	—	—	—	(7,704)
Income tax effect of non-GAAP adjustments	(44,437)	(183)	(57,513)	(18,389)
Non-GAAP net income	$27,088	$59,219	$70,329	$166,728

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
GAAP diluted shares	61,003	243,660	60,323	136,986
Diluted effect of redeemable convertible preferred
stock conversion	139,708	—	139,572	88,112
Initial public offering shares	—	—	—	6,724
Other dilutive equity awards	1,802	—	1,796	1,201
Non-GAAP diluted shares	202,513	243,660	201,691	233,023
Non-GAAP diluted net income per share	$0.13	$0.24	$0.35	$0.72

Adjusted EBITDA:
Net income	$68,912	$45,834	$92,537	$111,512
Impact of Fitbit Force recall	(1,483)	20	25,039	(2,093)
Stock-based compensation expense	2,470	13,034	3,445	25,684
Revaluation of redeemable convertible preferred
stock warrant liability	1,626	—	6,821	56,655
Depreciation and intangible assets amortization	1,251	5,367	2,964	13,541
Change in contingent consideration	—	—	—	(7,704)
Interest expense, net	680	216	1,541	1,062
Income tax expense (benefit)	(29,136)	20,516	(16,911)	65,958
Adjusted EBITDA	$44,320	$84,987	$115,436	$264,615

Stock-based compensation expense:
Cost of revenue	$346	$1,351	$534	$2,622
Research and development	873	5,893	1,157	10,910
Sales and marketing	466	2,451	649	5,080
General and administrative	785	3,339	1,105	7,072
Total stock-based compensation expense	$2,470	$13,034	$3,445	$25,684

FITBIT, INC.
Revenue and Gross Margin on a Constant Currency Basis
(In thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

GAAP revenue	$152,862	$409,262	$375,249	$1,146,428
Foreign exchange effect		20,598		39,658
Revenue excluding foreign exchange effect		$429,860		$1,186,086
GAAP revenue year-over-year change		168%		206%
Revenue excluding foreign exchange effect year-over-year change		181%		216%

Non-GAAP gross profit	$82,466	$197,796	$207,975	$554,245
Foreign exchange effect		20,598		39,658
Non-GAAP gross profit excluding foreign exchange effect		$218,394		$593,903
Non-GAAP gross margin	53.9%	48.3%	55.4%	48.3%
Non-GAAP gross margin excluding foreign exchange effect		50.8%		50.1%

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

United States	$117,997	$270,814	$296,333	$848,789
Americas excluding United States	6,261	24,180	17,154	54,408
Europe, Middle East, and Africa	12,892	49,214	31,531	123,981
APAC	15,712	65,054	30,231	119,250
Total	$152,862	$409,262	$375,249	$1,146,428